UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2007
Broadpoint Securities Group, Inc.
(Exact name of registrant as specified in its charter)

New York	0-14140	22-2655804

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Penn Plaza, 42nd Floor, New York, New York 10119
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 273-7100
First Albany Companies Inc.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year
     On December 28, 2007, at the special meeting of shareholders and in connection with the Asset Purchase Agreement dated as of March 6, 2007 (the “Asset Purchase Agreement”), by and among First Albany Companies Inc., that today was renamed Broadpoint Securities Group, Inc. (the “Company”), First Albany Capital Inc., a wholly-owned subsidiary of the Company that has since been renamed Broadpoint Capital, Inc. (“Broadpoint Capital”), and DEPFA BANK plc (“DEPFA”), the Company’s shareholders approved an amendment (the “Amendment”) to the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”).
     The Amendment amended Article FIRST of the Certificate of Incorporation changing the name of the Company from First Albany Companies Inc. to Broadpoint Securities Group, Inc. The Amendment also added Article TENTH to the Certificate of Incorporation to allow shareholders to take action by less than unanimous written consent in lieu of a shareholder meeting.
     The Amendment to the Certificate of Incorporation was filed with the New York Secretary of State following the special meeting on December 28, 2007. The foregoing description of the Amendment is qualified in its entirety by the text of the Amendment attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01 Other Events
     On December 28, 2007, the Company issued a press release announcing that the proposals brought before the special meeting of shareholders have been approved and the name of the Company has been changed to Broadpoint Securities Group, Inc. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Broadpoint Securities Group, Inc.

99.1	Press Release of Broadpoint Securities Group, Inc. dated December 28, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADPOINT SECURITIES GROUP, INC.

By: /s/ C. Brian Coad

Name: C. Brian Coad
Title: Chief Financial Officer
Date: December 28, 2007